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                                                        Exhibit 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the inclusion of our reports dated February 21, 1997 (except for Notes G and S, as to which the date is March 31, 1997) in this Form S-4 of Coventry HealthCare, Inc.



                                                  /s/ ARTHUR ANDERSEN LLP


Nashville, Tennessee
March 10, 1998